UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2019
HERC HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33139	20-3530539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)
27500 Riverview Center Blvd.
Bonita Springs, Florida 34134

(239) 301-1000
(Registrant's telephone number,
including area code)

N/A
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	HRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2019, Courtney Mather resigned from the Board of Directors (the “Board”) of Herc Holdings Inc. (the “Company”), effective immediately. Mr. Mather was a director designated by Carl C. Icahn pursuant to the Nomination and Standstill Agreement, dated September 15, 2014 (the “Nomination and Standstill Agreement”), among the Company and Mr. Icahn and certain related entities and individuals. Pursuant to the Nomination and Standstill Agreement, Mr. Icahn identified Jonathan Frates as a replacement designee, and the Board appointed Mr. Frates as a director effective August 15, 2019 with a term expiring at the 2020 annual meeting of stockholders. Mr. Frates was also appointed to serve as a member of the Finance Committee of the Board.

Mr. Frates has been a Managing Director at Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy and real estate, since June 2018. From November 2015 to June 2018, Mr. Frates served as a Portfolio Company Associate at Icahn Enterprises. Prior to joining Icahn Enterprises, Mr. Frates served as a Senior Business Analyst at First Acceptance Corp. and as an Associate at its holding company, Diamond A Ford Corp. Mr. Frates began his career as an Investment Banking Analyst at Wachovia Securities, LLC. Mr. Frates has served as: Chairman of the Board of Directors of SandRidge Energy, Inc., an oil and natural gas company with a principal focus on exploration and production activities in the U.S. Mid-Continent and North Park Basin of Colorado, since June 2018; a director of Ferrous Resources Limited, an iron ore mining company with operations in Brazil, since December 2016; a director of CVR Partners, LP, a nitrogen fertilizer company, since April 2016; a director of Viskase Companies, Inc., a meat casing company, since March 2016; and a director of CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, since March 2016. Mr. Frates previously served as a director of American Railcar Industries, Inc., a railcar manufacturing company, and CVR Refining, LP, an independent downstream energy limited partnership. Ferrous Resources, CVR Partners, Viskase Companies and CVR Energy are each indirectly controlled by Carl C. Icahn. Mr. Icahn also has a non-controlling interest in SandRidge Energy through the ownership of securities. Mr. Frates received a BBA from Southern Methodist University and an MBA from Columbia Business School.

In his capacity as a director of the Company and member of the Finance Committee, Mr. Frates will be entitled to compensation in accordance with the Company’s previously reported policy regarding the compensation of directors, with his cash retainer and equity award prorated for his initial partial term of service. This policy is described under the heading “Director Compensation” in the Company’s proxy statement relating to its 2019 annual meeting of stockholders (the “Proxy Statement”), filed with the United States Securities and Exchange Commission on April 1, 2019, which description is incorporated by reference herein in its entirety. In addition, Mr. Frates entered into an Indemnification Agreement with the Company, which contains substantially the same provisions as the indemnification agreements previously entered into with each of the Company’s existing directors, as described in the Proxy Statement under the heading “Certain Relationships and Related Person Transactions,” which description is incorporated by reference herein in its entirety. Mr. Frates also executed a Joinder Agreement agreeing to become bound as a party to the terms and conditions of the Nomination and Standstill Agreement, which terms and conditions are summarized in the Proxy Statement under the heading “Certain Relationships and Related Person Transactions,” which summary is incorporated by reference herein in its entirety.

Other than as described above, Mr. Frates has no direct or indirect material interest in any transaction that would be required to be disclosed under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERC HOLDINGS INC.
(Registrant)

By:	/s/ Maryann Waryjas
Name:	Maryann Waryjas
Title:	Senior Vice President, Chief Legal Officer and Secretary
Date:  August 15, 2019

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